                                                                    EXHIBIT 99.2

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

         The following tables show unaudited pro forma condensed consolidated financial information reflecting the merger on November 9, 2001 of a wholly-owned subsidiary of Orthodontic Centers of America, Inc. ("OCA") with and into OrthAlliance, Inc. ("OrthAlliance"), whereby OrthAlliance became a wholly-owned subsidiary of OCA. The pro forma information reflects the purchase method of accounting for the merger. This pro forma information, while helpful in illustrating the financial attributes of the combined companies under one set of assumptions, does not attempt to predict or suggest future results. Also, the information provided for the nine-month period ended September 30, 2001 does not necessarily indicate what the results were for all of 2001.

         The unaudited pro forma condensed consolidated balance sheet at September 30, 2001 assumes that the merger was completed on September 30, 2001. The unaudited pro forma condensed consolidated statements of income for the nine months ended September 30, 2001 assumes that the merger was completed on January 1, 2001. The pro forma adjustments in these pro forma condensed consolidated financial statements are based on the exchange ratio in the merger, which was
0.10135 shares of OCA common stock for each share of OrthAlliance common stock, and a price per share of OCA common stock of $26.

         Following the announcement of the merger agreement between OrthAlliance and OCA, a number of OrthAlliance's affiliated practitioners commenced litigation against OrthAlliance, alleging, among other things, that OrthAlliance breached the terms of their service, management service and consulting agreements by failing to provide certain services, and/or that certain provisions of their service, management service or consulting agreements may be unenforceable. OrthAlliance is vigorously defending these lawsuits and believes that the claims lack merit; however, OCA's management is continuing to assess the claims and merits of each of these lawsuits, which are at a relatively early stage, and cannot predict at this time whether OrthAlliance will prevail in each of these actions.

     In estimating the amount of certain adjustments included in these pro forma financial statements, OCA has assigned no value to advances to orthodontic entities, property, equipment and improvements, notes receivable, and service, management service and consulting agreements relating to certain OrthAlliance affiliated practitioners who are parties to such pending litigation, because of the inherent uncertainties of the litigation process, the relatively early stages of these lawsuits and the recentness of the merger, all of which create uncertainties with respect to the recoverability of these assets. Accordingly, corresponding adjustments were made to reduce the appropriate asset accounts and increase the appropriate liability accounts. Such adjustments reduced total assets on a pro forma basis as of September 30, 2001 by $20.3 million and increased total liabilities on a pro forma basis as of September 30, 2001 by $5.7 million, and are included in the amounts presented in the pro forma condensed financial statements. OCA has not included any adjustments in the pro forma condensed consolidated statements of income for the nine months ended September 30, 2001 with respect to fee revenue and expenses attributable to such affiliated practitioners. OrthAlliance's historical results for the nine months ended September 30, 2001 included approximately $46.1 million of fee revenue and approximately $22.1 million of total direct expenses attributable to such affiliated practitioners. In addition, OCA has not included any adjustments in the pro forma condensed consolidated statements of income for the nine months ended September 30, 2001 for any reductions in general and administrative expenses (including advertising and marketing expenses) and interest expense related to the servicing and financing of the affiliated practitioners who are currently in litigation with OrthAlliance. The amount of the reduction in such expenses has not been determined.

         These adjustments do not reflect any proceeds that may be received by OrthAlliance from these affiliated practitioners in consideration for certain assets or termination of their service, management service or consulting agreements. In addition, these adjustments do not reflect a belief by management that these lawsuits have merit or that the plaintiffs will ultimately prevail in these actions. Management is attempting to resolve these matters and continue the relationships with the OrthAlliance affiliated practitioners who have commenced litigation against OrthAlliance. Management continues to assess these lawsuits and may adjust its estimation of the value of these advances to orthodontic entities, property, equipment and improvements, notes receivable, and service, management service and consulting agreements as additional information is obtained or the status of the litigation changes.

         OCA believes that the assumptions used in preparing these pro forma condensed consolidated financial statements provide a reasonable basis for presenting all of the significant effects of the merger other than any synergies anticipated by OCA and nonrecurring charges directly attributable to the merger and that will result from combining operations, and that the pro forma adjustments give effect to those assumptions in the unaudited pro forma condensed consolidated balance sheet and the unaudited pro forma condensed consolidated statements of income. The purchase price allocation and adjustments used in these pro forma financial statements are based upon preliminary estimates, which are subject to change as additional information is obtained.

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 2001
                                   (UNAUDITED)

                                                                           HISTORICAL
                                                                    -----------------------
                                                                      OCA      ORTHALLIANCE    ADJUSTMENTS         PRO FORMA
                                                                    ---------  ------------    -----------         ---------
                                                                                        (IN THOUSANDS)
ASSETS:
Current assets
    Cash and cash equivalents.....................................  $  11,133    $   9,018    $      --            $  20,151
    Patient receivables...........................................         --       18,988      (18,988)(1)               --
    Unbilled patient receivables..................................         --        4,123       (4,123)(1)               --
    Service fees receivable.......................................     50,757           --        9,436 (1)           51,254
                                                                                                 (8,939)(2)
    Advances to orthodontic entities..............................      9,329       15,676       (8,713)(2)(13)       16,292
    Deferred income taxes.........................................      1,469          164        17,371(3)           19,004
    Supplies inventory............................................      8,589           --           --                8,589
    Prepaid expenses and other assets.............................      5,595          460         (336)(4)            5,719
                                                                    ---------    ---------    ---------            ---------
         Total current assets.....................................     86,872       48,429      (14,292)             121,009
Property, equipment and improvements, net.........................     88,776        7,049       (3,504)(5)(13)       92,321
Notes receivable..................................................         --        5,562       (2,437)(6)(13)        3,125
Advances to orthodontic entities, less current portion............     10,595           --           --               10,595
Deferred income taxes.............................................     24,539          357       17,291 (3)           42,187
Management agreements.............................................    207,012      120,574      (94,409)(7)(13)      233,177
Goodwill..........................................................         --           --       66,725 (8)           66,725
Other assets......................................................      4,201          723         (723)(9)            4,201
                                                                    ---------    ---------    ---------            ---------
         Total other assets.......................................    335,123      134,265      (17,057)             452,331
                                                                    ---------    ---------    ---------            ---------
         Total assets.............................................  $ 421,995    $ 182,694    $ (31,349)           $ 573,340
                                                                    =========    =========    =========            =========

LIABILITIES AND SHAREHOLDERS' EQUITY:
Current liabilities
    Accounts payable..............................................  $   8,431    $   4,244    $      --            $  12,675
    Accrued salaries and other accrued liabilities................      7,923        3,274       10,624 (10)(13)      21,821
    Patient prepayments...........................................         --       13,675      (13,675)(1)               --
    Service fee prepayments.......................................         --           --       20,498 (2)           20,498
    Deferred revenue..............................................      1,876           --           --                1,876
    Deferred income tax liabilities...............................         --           22          (22)(3)               --
    Income taxes payable..........................................        777        1,776           --                2,553
    Amounts payable to orthodontic entities.......................      3,374        3,760       (3,760)(2)            3,374
    Current portion of long-term debt and notes payable...........      1,211        3,179           --                4,390
                                                                    ---------    ---------    ---------            ---------
         Total current liabilities................................     23,592       29,930       13,665               67,187
Long-term debt and notes payable, less current portion............     54,265       71,623           --              125,888
Deferred income taxes.............................................         --        1,338       (1,338)(3)               --
Non-controlling interest in subsidiary............................         47           --           --                   47
Shareholders' equity
    Common stock..................................................        496           13          (13)(11)             508
                                                                                                     12 (12)
    Additional paid-in capital....................................    180,041       65,895      (65,895)(11)         216,156
                                                                                                 36,115 (12)
    Retained earnings.............................................    165,407       20,552      (20,552)(11)         165,407
    Treasury stock................................................         --       (6,657)       6,657 (11)              --
    Accumulated other comprehensive income........................       (121)          --           --                 (121)
    Due from key employees for stock purchase program.............       (488)          --           --                 (488)
    Capital contributions receivable from shareholders............     (1,244)          --           --               (1,244)
                                                                    ---------    ---------    ---------            ---------
         Total shareholders' equity...............................    344,091       79,803      (43,676)             380,218
                                                                    ---------    ---------    ---------            ---------
         Total liabilities and shareholders' equity...............  $ 421,995    $ 182,694    $ (31,349)           $ 573,340
                                                                    =========    =========    =========            =========

- ------------
(1) Reflects the reclassification of OrthAlliance patient receivables, unbilled patient receivables and patient prepayments to service fees receivables to conform with OCA's financial statement presentation.

(2) Reflects the adjustment of OrthAlliance service fees receivable, advances due from orthodontists and/or pediatric dentists and service fee prepayments to conform to OCA's revenue recognition policy, as well as adjustments relating to certain OrthAlliance affiliated practitioners who are parties to pending litigation with OrthAlliance, due to uncertainties with respect to the recoverability of these assets. For additional information about these OrthAlliance affiliated practitioners, please see footnote (13) below.

(3) Reflects the deferred tax effects that would result from the merger due to differences between the book and tax base of OrthAlliance's assets and liabilities. For income purposes, the merger is being treated as a tax free exchange.

(4) Reflects the adjustment of prepaid expenses and other assets related to insurance policies and other prepayments that are not being maintained after the merger.

(5) Reflects the adjustment to write-off property, equipment and leasehold improvements that will have no value to OCA following the merger, as well as adjustments relating to certain OrthAlliance affiliated practitioners who are parties to pending litigation with OrthAlliance, due to uncertainties with respect to the recoverability of these assets. For additional information about these OrthAlliance affiliated practitioners, please see footnote (13) below.

(6) Reflects the adjustment to write-off notes receivable from certain OrthAlliance affiliated practitioners who are parties to pending litigation with OrthAlliance, due to uncertainties with respect to the recoverability of these assets. For additional information about these OrthAlliance affiliated practitioners, please see footnote (13) below.
(7) Reflects the adjustment of OrthAlliance service, management service and consulting agreements to estimated fair value at the completion of the merger. A portion of this adjustment relates to service, management service and consulting agreements with certain OrthAlliance affiliated practitioners who are parties to pending litigation with OrthAlliance, due to uncertainties with respect to the recoverability of these assets. For additional information about these OrthAlliance affiliated practitioners, please see footnote (13) below.

         This estimate of fair value is preliminary and could change substantially after OCA performs a more complete evaluation of the service, management service and consulting agreements and the pending litigation described in footnote (13) below. In addition, this adjustment does not reflect the value of OCA common stock which may be issued to OrthAlliance affiliated orthodontists and pediatric dentists in exchange for amending existing employment and service, management service or consulting agreements or signing new OCA business services agreements under various incentive programs offered to those orthodontists and pediatric dentists, which when determined will increase the value of the service, management service and consulting agreements.

(8) Reflects the excess of purchase price over the fair value of the net assets acquired.

         The excess of purchase price over tangible assets acquired is computed as follows:

             Total consideration paid based upon a total of 1.24 million shares of OCA common stock (computed as 12.25 million, the total number of shares of OrthAlliance common stock outstanding at September 30,
             2001, times the exchange ratio of 0.10135) and a price per share of
             $26.00 and $3.8 million of certain transaction-related costs.......................      $36,127

             OrthAlliance's net book value at September 30, 2001................................      $79,803

         Pro forma adjustments posted (numbers in parentheses below refer to other footnotes to this pro forma balance sheet):

               (2)  Adjust receivables to conform to OCA's revenue recognition
                    policy......................................................................      $(34,390)
               (3)  Record deferred tax effects of merger.......................................        36,022
               (4)  Record adjustment for prepaid expenses and other assets not
                    maintained..................................................................          (336)
               (5)  Record adjustment for property, equipment and improvements
                    with no value............................................... ...............        (3,504)
               (6)  Record adjustment for notes receivable with no value....... ................        (2,437)
               (7)  Record adjustment for service, management service and
                    consulting agreements................................. .....................       (94,409)
               (9)  Write-off of unamortized debt issuance costs............... ................          (723)
               (10) Accrual of merger-related expenses......................... ................       (10,624)
                                                                                                      --------
             Pro forma net book value as of September 30, 2001................. ................      $(30,598)
                                                                                                      --------
             Pro forma goodwill recorded....................................... ................      $ 66,725
                                                                                                      ========

(9) Reflects the write-off of unamortized deferred debt issuance costs relating to OrthAlliance's revolving line of credit, which was repaid and terminated at the completion of the merger.

(10) Represents the accrual of estimated additional transaction-related costs, such as $2.6 million of severance payments under employment agreements, $6.7 million of financial advisory and legal fees and expenses and $1.3 million of lease termination payments. Certain of these estimated costs relate to legal fees and expenses incurred or anticipated to be incurred in connection with pending litigation between OrthAlliance and certain OrthAlliance affiliated practitioners. For additional information about these OrthAlliance affiliated practitioners, please see footnote (13) below.

(11) Reflects elimination of the shareholders' equity accounts of OrthAlliance.

(12) Reflects shares of OCA common stock issued in exchange for all of the outstanding shares of OrthAlliance common stock. This adjustment does not reflect the value of shares of OCA common stock to be issued to OrthAlliance orthodontists and pediatric dentists in exchange for amending existing employment and service, management service or consulting agreements or signing new OCA business services agreements under various incentive programs offered to those orthodontists and pediatric dentists.

(13) Following the announcement of the merger agreement between OrthAlliance and OCA, a number of OrthAlliance's affiliated practitioners commenced litigation against OrthAlliance, alleging, among other things, that OrthAlliance breached the terms of their service, management service and consulting agreements by failing to provide certain services, and/or that certain provisions of their service, management service or consulting agreements may be unenforceable. OrthAlliance is vigorously defending these lawsuits and believes that the claims lack merit; however, OCA's management is continuing to assess the claims and merits of each of these lawsuits, which are at a relatively early stage, and cannot predict at this time whether OrthAlliance will prevail in each of these actions.

         In estimating the amount of certain adjustments included in these pro forma financial statements, OCA has assigned no value to advances to orthodontic entities, property, equipment and improvements, notes receivable, and service, management service and consulting agreements relating to certain OrthAlliance affiliated practitioners who are parties to such pending litigation, because of the inherent uncertainties of the litigation process, the relatively early stages of these lawsuits and the recentness of the merger, all of which create uncertainties with respect to the recoverability of these assets. Accordingly, corresponding adjustments were made to reduce the appropriate asset accounts and increase the appropriate liability accounts. Such adjustments reduced total assets on a pro forma basis as of September 30, 2001 by $20.3 million and increased total liabilities on a pro forma basis as of September 30, 2001 by $5.7 million, and are included in the amounts presented in the pro forma financial statements.

         These adjustments do not reflect any proceeds that may be received by OrthAlliance from these affiliated practitioners in consideration for certain assets or termination of their service, management service or consulting agreements. In addition, these adjustments do not reflect a belief by management that these lawsuits have merit or that the plaintiffs will ultimately prevail in these actions. Management is attempting to resolve these matters and continue the relationships with the OrthAlliance affiliated practitioners who have commenced litigation against OrthAlliance. Management continues to assess these lawsuits and may adjust its estimation of the value of these advances to orthodontic entities, property, equipment and improvements, notes receivable, and service, management service and consulting agreements as additional information is obtained or the status of the litigation changes.

              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001
                                   (UNAUDITED)

                                                                      HISTORICAL
                                                                -----------------------
                                                                   OCA     ORTHALLIANCE      ADJUSTMENTS        PRO FORMA
                                                                ---------  ------------      ---------          ---------
                                                                        (IN THOUSANDS, EXCEPT PER SHARE DATA)

Fee revenue ..............................................      $ 246,552    $ 115,335       $   2,720(1)(8)    $ 359,167
                                                                ---------    ---------       ---------          ---------
Direct expenses:
Employee costs ...........................................         71,011       35,585              --            106,596
Advertising and marketing ................................         19,718           --           3,574(2)          23,292
Rent .....................................................         21,597        8,829              --             30,426
Orthodontic supplies .....................................         19,980       11,011              --             30,991
                                                                ---------    ---------       ---------          ---------
Total direct expenses ....................................        132,306       55,425           3,574 (8)        191,305
General and administrative ...............................         26,939       39,152          (3,574)(2)         62,517
Depreciation and amortization ............................         13,504        5,737            (501)(3)         14,964
                                                                                                (3,776)(4)
                                                                ---------    ---------       ---------          ---------
Operating income .........................................         73,803       15,021           1,557             90,381
Interest (expense) income, net ...........................         (3,352)      (4,918)             --             (8,270)
Non-controlling interest in subsidiary ...................            (47)          --              --                (47)
                                                                ---------    ---------       ---------          ---------
Income before income taxes ...............................         70,404       10,103           1,557             82,064
Provision for income taxes ...............................         26,578        4,543             588(5)          31,709
                                                                ---------    ---------       ---------          ---------
     Net income ..........................................      $  43,826    $   5,560       $     969          $  50,355
                                                                =========    =========       =========          =========
Outstanding shares .......................................         48,863       12,249         (12,249)(6)         48,863
Common stock equivalents .................................          1,270           --              -- (6)          1,270
Transaction shares issued ................................             --           --           1,242 (7)          1,242
                                                                ---------    ---------       ---------          ---------
Total outstanding common stock and
   common stock equivalents ..............................         50,133       12,249         (11,007)(6)         51,375
                                                                =========    =========       =========          =========
Net income per share - diluted ...........................      $    0.87    $    0.45                          $    0.98
                                                                =========    =========                          =========

- ----------

(1) Reflects the adjustment of OrthAlliance's fee revenue to conform to OCA's revenue recognition policy.

(2) Reflects reclassification of OrthAlliance's advertising and marketing expenses from general and administrative to conform to OCA's financial statement presentation.

(3) Reflects change in depreciation expense related to property, equipment and leasehold improvements that will have no value to OCA.

(4) Reflects change in amortization expense due to the revaluation of OrthAlliance service, management service and consulting agreements. This adjustment does not reflect the value of shares of OCA common stock to be issued to OrthAlliance affiliated orthodontists and pediatric dentists in exchange for amending existing employment and service, management service or consulting agreements or signing new OCA business services agreements under various incentive programs offered to those orthodontists and pediatric dentists.

(5) Reflects the income tax effect of pro forma adjustments at OCA's effective income tax rate, as adjusted for tax effects related to the merger.


(6) Reflects elimination of the shareholders' equity accounts of OrthAlliance.

(7) Reflects shares of OCA common stock issued to OrthAlliance stockholders in the merger.

(8) As previously disclosed, following the announcement of the merger agreement between OrthAlliance and OCA, a number of OrthAlliance's affiliated practitioners commenced litigation against OrthAlliance, alleging, among other things, that OrthAlliance breached the terms of their service, management service and consulting agreements by failing to provide certain services, and/or that certain provisions of their service, management service or consulting agreements may be unenforceable. OrthAlliance is vigorously defending these lawsuits and believes that the claims lack merit; however, OCA's management is continuing to assess the claims and merits of each of these lawsuits, which are at a relatively early stage, and cannot predict at this time whether OrthAlliance will prevail in each of these actions.

         In estimating the amount of certain adjustments included in the pro forma condensed consolidated balance sheet as of September 30, 2001, OCA has assigned no value to advances to orthodontic entities, property, equipment and improvements, notes receivable, and service, management service and consulting agreements relating to certain OrthAlliance affiliated practitioners who are parties to such pending litigation, because of the inherent uncertainties of the litigation process, the relatively early stages of these lawsuits and the recentness of the merger, all of which create uncertainties with respect to the recoverability of these assets.

         OCA has not included any adjustments in the pro forma condensed consolidated statements of income for the nine months ended September 30, 2001 with respect to fee revenue and expenses attributable to such affiliated practitioners. OrthAlliance's historical results for the nine months ended September 30, 2001 included approximately $46.1 million of fee revenue and approximately $22.1 million of total direct expenses attributable to such affiliated practitioners. In addition, OCA has not included any adjustments in the pro forma condensed consolidated statements of income for the nine months ended September 30, 2001 for any reductions in general and administrative expenses (including advertising and marketing expenses) and interest expense related to the servicing and financing of the affiliated practitioners who are currently in litigation with OrthAlliance. The amount of the reduction in such expenses has not been determined.

         These adjustments also do not reflect any proceeds that may be received by OrthAlliance from these affiliated practitioners in consideration for certain assets or termination of their service, management service or consulting agreements. In addition, these adjustments do not reflect a belief by management that these lawsuits have merit or that the plaintiffs will ultimately prevail in these actions. Management is attempting to resolve these matters and continue the relationships with the OrthAlliance affiliated practitioners who have commenced litigation against OrthAlliance. Management continues to assess these lawsuits and may adjust its estimation of the value of these advances to orthodontic entities, property, equipment and improvements, notes receivable, and service, management service and consulting agreements as additional information is obtained or the status of the litigation changes.